SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     On December 21, 2009 BWA Receivables Corporation, a wholly-owned subsidiary of BorgWarner Inc., as buyer (“BWARC”), and BorgWarner Emissions Systems Inc., BorgWarner Morse TEC Inc., BorgWarner Powdered Metals Inc., BorgWarner Thermal Systems Inc., BorgWarner TorqTransfer Systems Inc., BorgWarner Transmission Systems Inc., and BorgWarner Turbo Systems Inc., all wholly-owned subsidiaries of BorgWarner Inc. (the “Originators”), entered into a Receivables Sale Agreement (the “Receivables Sale Agreement”). The Receivables Sale Agreement provides for the sale and assignment by the Originators of all of their right, title and interest in and to all of their receivables to BWARC. The transactions between the Originators and BWARC pursuant to the Receivables Sale Agreement is intended to be a true sale of receivables from the Originators to BWARC, providing BWARC with the full benefits of ownership of the receivables and is not intended to be a loan secured receivables.
     On December 21, 2009, BWARC, as seller, BorgWarner Inc., as the collection agent, the purchasers from time to time party thereto (the “Purchasers”) and Wachovia Bank, National Association, as Administrative Agent, entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”, and together with the Receivables Sale Agreement, the “Receivables Facility”). The Receivables Purchase Agreement provides for the sale by BWARC to the Purchasers of certain eligible receivable interests up to a maximum of $50,000,000 at any one time outstanding. The termination date of the Receivables Purchase Agreement is the earlier of December 21, 2012, the “amortization date” (as defined in the Receivables Purchase Agreement), and (iii) the scheduled maturity date of the Credit Agreement (as defined below), as amended, restated or extended from time to time (or any replacement indebtedness, the proceeds of which are used to refinance such Credit Agreement).
     On December 21, 2009, in connection with the establishment of the Receivables Facility, and in order to facilitate the operation of the Receivables Facility, BorgWarner Inc., as borrower, certain subsidiaries of BorgWarner Inc., Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto, entered into a letter agreement that amended the Credit Agreement (the “Letter Agreement”). As used herein, “Credit Agreement” means that certain Credit Agreement dated July 22, 2004 as amended by (i) Amendment No.1 and Consent Agreement dated as of April 30, 2009 among BorgWarner Inc., as borrower, Bank of America, N. A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto, (ii) Amendment No. 2 dated as of August 11, 2009 among BorgWarner Inc., as borrower, the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and (iii) Amendment No. 3 dated as of October 23, 2009 among BorgWarner Inc., as borrower, the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. In addition to amending the Credit Agreement to facilitate the operation of the Receivables Facility, the Letter Agreement amended the Credit Agreement to provide that consolidated total debt, as defined in the Credit Agreement, shall not include the Receivables Facility irrespective of whether the Receivables Facility is treated as indebtedness in accordance with generally accepted accounting principles.
     The descriptions of (i) the Receivables Sale Agreement, (ii) the Receivables Purchase Agreement, and (iii) the Letter Agreement are qualified in their entirety by reference to the full text of the Receivables Sale Agreement, the Receivables Purchase Agreement and the Letter Agreement, the forms of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description
10.1
Receivables Sale Agreement dated as of December 21, 2009 among BorgWarner Emissions Systems Inc., BorgWarner Morse TEC Inc., BorgWarner Powdered Metals Inc., BorgWarner Thermal Systems Inc., BorgWarner TorqTransfer Systems Inc., BorgWarner Transmission Systems Inc., BorgWarner Turbo Systems Inc., and BWA Receivables Corporation.*

10.2
Receivables Purchase Agreement dated as of December 21, 2009 among BWA Receivables Corporation, as seller, BorgWarner Inc., as the collection agent, the purchasers from time to time party thereto, and Wachovia Bank, National Association, as administrative agent.*

10.3
Letter Agreement dated as of December 21, 2009 among BorgWarner Inc., as borrower, certain subsidiaries of BorgWarner Inc., Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto.*

*  Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: December 21, 2009	By:	/s/ John J. Gasparovic
		Name:	John J. Gasparovic
Its: Secretary